Exhibit 5.1

June 5, 2019

GigCapital2, Inc.

2479 E. Bayshore Rd., Suite 200

Palo Alto, CA 94303

Attn: Dr. Avi S. Katz

Re: Registration Statement of GigCapital2, Inc.

Ladies and Gentlemen:

We have acted as counsel to GigCapital2, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of up to 2,000,000 additional units of the Company, or 2,300,000 additional units of the Company if the underwriters’ over-allotment option provided for in the form of underwriting agreement between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement (as defined below) is fully exercised (collectively the “Public Units”), with each Public Unit consisting of one share of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company, one warrant to purchase one share of Common Stock (“Public Warrant”), and one right to receive one-twentieth (1/20) of a share of common stock (the “Public Rights”) pursuant to a Registration Statement on Form S-1 (the “462(b) Registration Statement”) initially filed by the Company with the Commission on June 5, 2019. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-231337) (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) as declared effective by the Commission on June 5, 2019. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the Bylaws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (iii) the Registration Statement; (iv) the Underwriting Agreement; (v) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vi) the Specimen Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement;

(viii) the form of warrant agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.4 to the Registration Statement, (ix) the form of right agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as right agent (the “Right Agent”) that is filed as Exhibit 4.5 to the Registration Statement, (x) the Specimen Right Certificate that is filed as Exhibit 4.6 to the Registration Statement, and (xi) the 462 (b) Registration Statement, which incorporates (i) through (x) by reference. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (x) above will be entered into, adopted or filed as appropriate.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the 462 (b) Registration Statement becomes effective under the Securities Act:

1.    Public Units. The Public Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.    Common Stock. The shares of Common Stock that are part of the Public Units, when the Public Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3.    Public Warrants. The Public Warrants that are part of the Public Units, when the Public Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Public Warrants by the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.    Public Rights. The Public Rights that are part of the Public Units, when the Public Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such

Rights by the Right Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.    Public Rights Shares. When the Registration Statement becomes effective under the Securities Act, and when the shares of Common Stock into which the Public Rights are convertible (the “Public Rights Shares”) have been issued and delivered upon the consummation of an initial business combination by the Company in accordance with the terms of the Public Rights and the Rights Agreement, as contemplated by the Registration Statement, the Public Rights Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Public Units, the Public Warrants, and the Public Rights constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the 462(b) Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Crowell & Moring LLP

CROWELL & MORING LLP